    As filed with the Securities and Exchange Commission on November 13, 2000
                                                      Registration No. 333-41365
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO THE
                                   FORM S-8 A
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ROSLYN BANCORP, INC.
   (exact name of registrant as specified in its certificate of incorporation)

     DELAWARE                             6036                  11-3333218
(state or other jurisdiction of     (Primary Standard         (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                                ONE JERICHO PLAZA
                             JERICHO, NEW YORK 11753
                                 (516) 942-6000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             THE ROSLYN SAVINGS BANK
                               401(K) SAVINGS PLAN
                            (Full Title of the Plan)
                     ---------------------------------------

JOSEPH L. MANCINO                         COPIES TO:
VICE CHAIRMAN OF THE BOARD,               VICTOR CANGELOSI, ESQUIRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER     THOMAS P. HUTTON, ESQUIRE
ROSLYN BANCORP, INC.                      MULDOON, MURPHY & FAUCETTE, LLP
ONE JERICHO PLAZA                         5101 WISCONSIN AVENUE, N.W.
JERICHO, NEW YORK 11753                   WASHINGTON, DC  20016
(516) 942-6000                            (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As
              soon as practicable after this Registration Statement
                               becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
             Securities Act of 1933, check the following box. / X /

===================================================================================================
   Title of each Class of    Amount to be   Proposed Purchase   Estimated Aggregate  Registration
Securities to be Registered   Registered    Price Per Share(1)    Offering Price(2)      Fee
---------------------------------------------------------------------------------------------------
     Common Stock
    $.01 par Value          500,000 Shares       $21.125           $10,562,500         $2,789
---------------------------------------------------------------------------------------------------
    Participation
      Interests                    (3)                                                    (4)
===================================================================================================

(1) The closing price of the common stock of Roslyn Bancorp, Inc. (the "Common Stock") on the Nasdaq National Market on November 7, 2000, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4) The securities of Roslyn Bancorp, Inc. (the "Company" or the "Registrant") to be purchased by The Roslyn Savings Bank 401(k) Savings Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h)(2), no separate fee is required for the participation interests. In accordance with Rule 457(h) under the Securities Act, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462.
Number of Pages 7
Exhibit Index begins on Page 6

                              ROSLYN BANCORP, INC.

                         POST-EFFECTIVE AMENDMENT NO. 1
                       TO FORM S-8 REGISTRATION STATEMENT
                 FOR THE ROSLYN SAVINGS BANK 401(K) SAVINGS PLAN


EXPLANATORY NOTE

      On February 16, 1999, TR Financial Corp. merged with and into Roslyn Bancorp., Inc. and Roosevelt Savings Bank merged into The Roslyn Savings Bank. As a consequence of this merger, the number of participants in The Roslyn Savings Bank 401(k) Savings Plan (the "401(k) Plan") increased and investment in the Roslyn Bancorp, Inc. Stock Fund has risen. Therefore, Roslyn Bancorp, Inc. hereby files this Post-Effective Amendment No. 1 to the Form S-8 to increase the number of shares of Common Stock issuable under the 401(k) Plan from 156,530 shares to 656,530 shares. The contents, with the exception of the Exhibits noted herein, of the Registrant's Form S-8 Registration Statement (File No. 333-41365) filed on December 2, 1997 are incorporated by reference into this Post-Effective Amendment No. 1.

ITEM 8.   LIST OF EXHIBITS.

      The following exhibits are filed with this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-41365) (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

      4        Stock Certificate of Roslyn Bancorp, Inc. 1

      23.1     Consent of KPMG LLP.

      24       Power of Attorney is located on the signature pages.

--------------------------
1 Incorporated herein by reference from the Exhibit of the same number contained in the Registration Statement on Form S-1 (SEC No. 333-10471), as amended, filed the SEC on August 20, 1996 and declared effective on October 10, 1996.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, Roslyn Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post- Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Jericho, State of New York, on November 13, 2000.

                                      ROSLYN BANCORP, INC.



                                      By:  /s/ Joseph L. Mancino
                                           -------------------------------------
                                           Joseph L. Mancino
                                           Vice Chairman of the Board,
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Mancino) constitutes and appoints Joseph L. Mancino and Mr. Mancino hereby constitutes and appoints John M. Tsimbinos, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him (or her) and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Name                            Title                          Date
    ----                            -----                          ----

/s/ Joseph L. Mancino        Vice Chairman of the Board,       November 13, 2000
-----------------------      President and Chief Executive
Joseph L. Mancino            Officer (principal executive
                             officer)


/s/ John M. Tsimbinos        Chairman of the Board             November 13, 2000
-----------------------
John M. Tsimbinos


/s/ John R. Bransfield, Jr.  Vice Chairman of the Board        November 13, 2000
---------------------------
John R. Bransfield, Jr.


/s/ Michael P. Puorro        Treasurer and Chief Financial     November 13, 2000
------------------------     Officer (principal accounting
Michael P. Puorro            and financial officer)

/s/ A. Gordon Nutt            Director                         November 13, 2000
-------------------------
A. Gordon Nutt


/s/ Thomas J. Calabrese, Jr.  Director                         November 13, 2000
----------------------------
Thomas J. Calabrese, Jr.


/s/ Maureen E. Clancy         Director                         November 13, 2000
----------------------------
Maureen E. Clancy


/s/ Thomas A. Doherty         Director                         November 13, 2000
----------------------------
Thomas A. Doherty


                              Director
----------------------------
Robert G. Freese


/s/ Leonard Genovese          Director                         November 13, 2000
----------------------------
Leonard Genovese


/s/ Dr. Edwin W. Martin, Jr.  Director                         November 13, 2000
----------------------------
Dr. Edwin W. Martin, Jr.


/s/ Victor C. McCuaig         Director                         November 13, 2000
----------------------------
Victor C. McCuaig


/s/ James E. Swiggett         Director                         November 13, 2000
----------------------------
James E. Swiggett


/s/ Spiros J. Voutsinas       Director                         November 13, 2000
---------------------------
Spiros J. Voutsinas


/s/ Richard C. Webel          Director                         November 13, 2000
---------------------------
Richard C. Webel

THE PLAN.

      Pursuant to the requirements of the Securities Act of 1933, the directors (or other persons who administer the 401(k) Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Jericho, State of New York, on November 13, 2000.


                              The Roslyn Savings Bank 401(k) Savings Plan



                              By:  /s/ MaryEllen McKinley
                                   ------------------------------------
                                   MaryEllen McKinley
                                   Plan Administrator




                                  EXHIBIT INDEX
                                  -------------


                                                                                                   Sequentially
                                                                                                     Numbered
                                                                                                       Page
 Exhibit No.     Description            Method of Filing                                             Location
------------     ---------------------  ------------------------------------------------------     ------------

      4          Stock Certificate of   Incorporated herein by reference from the Exhibits               --
                 Roslyn Bancorp, Inc.   of the Registrant's Registration Statement on Form
                                        S-1  filed  with the SEC on  August  20,
                                        1996 and  declared  effective on October
                                        10, 1996.

    23.1         Consent of KPMG        Filed herewith.                                                   7
                 LLP

     24          Power of Attorney      Located on the signature page.                                   --

